UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2025

Two Harbors Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Utica Avenue South, Suite 900	St. Louis Park, MN	55416
(Address of Principal Executive Offices)		(Zip Code)

(612) 453-4100

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Exchange on Which Registered:
Common Stock, par value $0.01 per share	TWO	New York Stock Exchange
8.125% Series A Cumulative Redeemable Preferred Stock	TWO PRA	New York Stock Exchange
7.625% Series B Cumulative Redeemable Preferred Stock	TWO PRB	New York Stock Exchange
7.25% Series C Cumulative Redeemable Preferred Stock	TWO PRC	New York Stock Exchange
9.375% Senior Notes Due 2030	TWOD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, on July 15, 2020, Two Harbors Investment Corp. (the “Company”) provided PRCM Advisers LLC with a notice of termination of the management agreement between the parties (the “Management Agreement”) for “cause” in accordance with Section 15(a) of the Management Agreement. The Company terminated the Management Agreement for cause on the basis of certain material breaches and certain events of gross negligence on the part of PRCM Advisers in the performance of its duties under the Management Agreement. On July 21, 2020, PRCM Advisers filed a complaint against the Company in the United States District Court for the Southern District of New York (the “Court”). Subsequently, Pine River Domestic Management L.P. and Pine River Capital Management L.P. were added as plaintiffs to the matter. As amended, the complaint (the “Federal Complaint”) alleges, among other things, the misappropriation of trade secrets in violation of both the Defend Trade Secrets Act and New York common law, breach of contract, breach of the implied covenant of good faith and fair dealing, unfair competition and business practices, unjust enrichment, conversion, and tortious interference with contract. The Federal Complaint seeks, among other things, an order enjoining the Company from making any use of or disclosing PRCM Advisers’ trade secrets, proprietary, or confidential information; damages in an amount to be determined at a hearing and/or trial; disgorgement of the Company’s wrongfully obtained profits; and fees and costs incurred by the plaintiffs in pursuing the action. On November 8, 2023, the Company and the plaintiffs filed motions for summary judgment, seeking judgment in their favor on the pending claims and counterclaims. Each party opposed the other party’s motion for summary judgment.

On March 31, 2025, a magistrate judge issued a report and recommendations (the “R&R”) on the parties’ motions for summary judgment. The R&R recommended that the Company’s motion for summary judgment be denied in its entirety, and that the plaintiffs’ motion for summary judgment be denied in part and granted in part. On April 30, 2025, the Company filed objections to the R&R. On May 23, 2025, the objections were overruled by the Court. The plaintiffs’ motion for summary judgment was granted to the extent that the Company did not have a basis on which to terminate the Management Agreement for cause, and the plaintiffs’ motion for summary judgment was otherwise denied. The Company’s motion for summary judgment was denied and its counterclaims were dismissed.

For the month ending May 31, 2025, the Company expects to record a contingency liability and related expense of $198.9 million for the Federal Complaint. This contingency liability is reflective of the $139.8 million termination fee that the Company believes would have been payable to PRCM Advisers for termination on the basis of unfair compensation pursuant to Section 13(a)(ii) of the Management Agreement, plus applicable pre-judgment interest on such termination fee that will have accrued through May 31, 2025. The Company does not expect its consolidated financial statements for the month ending May 31, 2025 to recognize a contingency liability related to claims under the Federal Complaint for which summary judgment was denied, as management does not believe that a loss or expense related to such claims is probable or reasonably estimable.

Pursuant to Accounting Standards Codification 450, Contingencies, the Company accrues an estimated loss contingency liability when it is probable that such a liability has been incurred and the amount of the loss can be reasonably estimated. The Company evaluates its outstanding legal and regulatory proceedings and other matters each quarter to assess its loss contingency accruals, and makes adjustments in such accruals, upward or downward, as appropriate, based on management’s best judgment after consultation with counsel. There is no assurance that the Company’s accruals for loss contingencies will not need to be adjusted significantly in the future or that, in light of the uncertainties involved in such matters, the ultimate resolution of these matters will not exceed the accruals that the Company has recorded. The defense or ultimate resolution of these matters could involve significant monetary costs and could have a significant impact on the Company.

Forward-Looking Statements

Certain items in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including the expected contingency liability. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Additional information concerning these and other risk factors is contained in the Company’s most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning the Company or matters attributable to the Company or any person acting on its behalf are qualified in their entirety by the cautionary statements above. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

	By:	/s/ REBECCA B. SANDBERG
Rebecca B. Sandberg
Chief Legal Officer and Secretary

Date: May 29, 2025